UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2023

Solo Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40979	87-1360865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Mustang Dr.

Grapevine, TX 76501

(Address of principal executive offices) (Zip Code)

(817) 900-2664

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.001 par value per share	DTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Registration FD Disclosure

On May 11, 2023, Solo Brands, Inc. (the “Company”) issued a press release announcing that certain selling stockholders of the Company intend to offer 11,304,348 shares of the Company’ Class A common stock for sale in an underwritten public offering (the “Secondary Offering”). The selling stockholders also intend to grant the underwriters a 30-day option to purchase up to an additional 1,695,652 shares of the Company’s Class A common stock. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the Secondary Offering, the Company provided certain information to prospective investors in a preliminary prospectus supplement, dated May 11, 2023. Certain excerpts from that preliminary prospectus supplement are attached hereto as Exhibit 99.2. The preliminary prospectus supplement disclosed certain information that supplements or updates certain prior disclosures of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on May 11, 2023.

99.2	Excerpts from preliminary prospectus supplement of Solo Brands, Inc., May 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO BRANDS, INC.

Date: May 11, 2023	By:	/s/ Kent Christensen
Kent Christensen
General Counsel